EXHIBIT 21.1

                                  EXHIBIT 21.1

                                  SUBSIDIARIES

                                                  State or Other Jurisdiction
                                                     of Incorporation or
Registrant                  Subsidiary                  Organization
- ----------                  ----------                  ------------

Remington          Remington Capital Corp.                Delaware
Remington          Remington Consumer Products            United Kingdom

                   Limited

Remington          Remington Corporation, L.L.C.          Delaware
Remington          Remington Licensing Corporation        Delaware
Remington          Remington Products Australia           Victoria, Australia

                   Pty. Ltd.

Remington          Remington Products (Canada),           Canada
                   Inc.

Remington          Remington Products GmbH                Germany
Remington          Remington Products New                 New Zealand

                   Zealand Limited

Remington          Remington Rand Corporation             Delaware